As filed with the U.S. Securities and Exchange Commission on March 27, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UiPath, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	47-4333187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Vanderbilt Avenue, 60th Floor
New York, New York 10017
(844) 432-0455
(Address of principal executive offices) (Zip code)

UiPath, Inc. 2021 Equity Incentive Plan
UiPath, Inc. 2021 Employee Stock Purchase Plan
(Full titles of the plans)
Robert Enslin
Chief Executive Officer
UiPath, Inc.
One Vanderbilt Avenue, 60th Floor
New York, New York 10017
(Name and address of agent for service)
(844) 432-0455
(Telephone number, including area code, of agent for service)
Copies to:

Brad Goldberg Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000	Brad Brubaker Chief Legal Officer UiPath, Inc. One Vanderbilt Avenue, 60th Floor New York, New York 10017 (844) 432-0455

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
TO FORM S-8
In this registration statement, UiPath, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”
The Registrant is filing this Registration Statement for the purpose of registering:
•an additional 28,463,664 shares of Class A common stock, par value $0.00001 per share (“Class A Common Stock”), to be issued pursuant to the UiPath, Inc. 2021 Equity Incentive Plan (the “Incentive Plan”) (resulting from an automatic annual increase as of February 1, 2024 pursuant to the “evergreen” provision of the Incentive Plan); and
•an additional 5,692,732 shares of Class A Common Stock to be issued pursuant to the UiPath, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) (resulting from an automatic annual increase as of February 1, 2024 pursuant to the “evergreen” provision of the ESPP).
The shares being registered pursuant to this registration statement on Form S-8 are the same class as other securities for which the following registration statements (the “Prior Registration Statements”) relating to the Incentive Plan and the ESPP were filed with the U.S. Securities and Exchange Commission (the “SEC”): Commission File No. 333-255420, filed by the Registrant on April 21, 2021; Commission File No. 333-264123, filed by the Registrant on April 5, 2022; and Commission File No. 333-270846, filed by the Registrant on March 27, 2023.
In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:
(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024, filed with the SEC on March 27, 2024 (the “2024 Annual Report”); and
(b) the description of the Registrant’s Class A Common Stock contained in Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, filed on April 4, 2022, including any amendment or report filed for the purpose of updating such description.
All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation of UiPath, Inc.	8-K	001-40348	3.1	04/24/2021
3.2	Second Amended and Restated Bylaws of UiPath, Inc.	8-K	001-40348	3.2	03/10/2023
4.1	Form of Class A Common Stock Certificate	S-1/A	333-254738	4.1	04/19/2021
5.1	Opinion of Cooley LLP					X
99.1†	UiPath, Inc. 2021 Equity Incentive Plan	S-1/A	333-254738	10.8	04/12/2021
99.2†	Forms of Grant Notice and Stock Option Agreement under the UiPath, Inc. 2021 Equity Incentive Plan	S-1/A	333-254738	10.9	04/12/2021
99.3†	Forms of Restricted Stock Unit Grant Notice and Award Agreement under the UiPath, Inc. 2021 Equity Incentive Plan	S-1/A	333-254738	10.10	04/12/2021
99.4†	UiPath, Inc. 2021 Employee Stock Purchase Plan	S-1/A	333-254738	10.11	04/12/2021
23.1	Consent of Grant Thornton, LLP, independent registered public accounting firm					X
23.2	Consent of KPMG LLP, independent registered public accounting firm					X
23.3	Consent of Cooley LLP (included in Exhibit 5.1)					X
24.1	Power of attorney (incorporated by reference to the signature page of the registration)					X
107.1	Calculation of Filing Fee Table					X
† Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized, in Anna Maria Island, Florida on this 27th day of March, 2024.

UIPATH, INC.

By:	/s/ Brad Brubaker
Name:	Brad Brubaker
Title:	Chief Legal Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Enslin, Brad Brubaker, and Ashim Gupta, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert Enslin Robert Enslin	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2024

/s/ Ashim Gupta Ashim Gupta	Chief Financial Officer (Principal Financial Officer)	March 27, 2024

/s/ Hitesh Ramani Hitesh Ramani	Chief Accounting Officer (Principal Accounting Officer)	March 27, 2024

/s/ Daniel Dines Daniel Dines	Chairman	March 27, 2024

/s/ Philippe Botteri Philippe Botteri	Director	March 27, 2024

/s/ Michael Gordon Michael Gordon	Director	March 27, 2024

/s/ Daniel D. Springer Daniel D. Springer	Director	March 27, 2024

/s/ Laela Sturdy Laela Sturdy	Director	March 27, 2024

/s/ Karenann Terrell Karenann Terrell	Director	March 27, 2024

/s/ Richard P. Wong Richard P. Wong	Director	March 27, 2024

/s/ June Yang June Yang	Director	March 27, 2024